EXHIBIT 5

                                December 23, 1997



Sinclair Broadcast Group, Inc.
2000 West 41st Street
Baltimore, Maryland 21211

         Re:   Sinclair Broadcast Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement (the "Registration Statement") on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the issuance by the Company of 500,000 shares of Class A Common Stock of the Company, par value $0.01 per share (the "Class A Common Stock"), pursuant to the 1998 Employee Stock Purchase Plan (the "Plan") and 400,000 shares of Class A Common Stock pursuant to the Company's 401(k) Profit Sharing Plan (the "401(k) Plan").

         For the purposes of this opinion, we have examined copies of the following documents:

         1.       The Registration Statement;

         2.       The Amended and  Restated  Articles  of  Incorporation  of the
                  Company;

         3.       The Plan and the 401(k) Plan;

         4.       The Bylaws of the Company;

         5. The Resolutions of the Board of Directors of the Company dated December 17, 1997.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all


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Sinclair Broadcast Group, Inc.
December 23, 1997
Page 2

documents submitted to us as originals,  the conformity to original documents of
all  documents  submitted  to  us  as  certified,  telecopied,   photostatic  or
reproduced copies.

         This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that:

         1. The issuance of the Class A Common Shares has been lawfully and duly authorized and such Class A Common Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         2. The issuance of the Class A Common Shares in satisfaction of the Company's obligation to make matching payments pursuant to the 401(k) Plan have been lawfully and duly authorized and such Class A Common Shares, when issued and delivered in satisfaction of such obligations, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Sincerely,

                                                  WILMER, CUTLER & PICKERING


                                                  By: /s/ John B. Watkins
                                                      --------------------------
                                                      John B. Watkins, a partner